Exhibit 99.1

AVANIR PHARMACEUTICALS REPORTS FISCAL 2012 THIRD QUARTER FINANCIAL AND BUSINESS RESULTS

37% Increase in NUEDEXTA Net Sales to Wholesalers over the Previous Quarter

ALISO VIEJO, Calif., August 8, 2012-Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three and nine months ended June 30, 2012.

Quarterly Financial Highlights

•	Gross and net NUEDEXTA® sales of $12.2 million and $10.1 million, respectively

•	Total company net revenues of $10.5 million

•	Cash, cash equivalents, and restricted investments of $84.1 million as of June 30, 2012

“Our fiscal third quarter results reflect another significant increase in net sales of NUEDEXTA seen in both our retail and institutional business,” said Keith A. Katkin, president and CEO of Avanir. “Going forward, our commercial team will continue to drive revenue growth by increasing recognition of pseudobulbar affect and awareness of NUEDEXTA as the only FDA-approved treatment.”

Fiscal 2012 Third Quarter Results

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Total net revenues for the quarter ended June 30, 2012 were $10.5 million, compared with $2.5 million for the comparable quarter in 2011. Total net revenues consist of NUEDEXTA revenue and royalty revenue from Abreva®.

•	Total operating expenses were $24.7 million in the third quarter of fiscal 2012, compared with $18.4 million in the comparable period in fiscal 2011.

•	Cash used in operations was $14.9 million in the third quarter of fiscal 2012.

•	Net loss for the fiscal 2012 third quarter was $15.0 million, or $0.11 per share, compared with a net loss of $16.1 million, or $0.13 per share, for the same period in fiscal 2011.

Nine-Month Results

•	Total net revenues for the first nine-months of fiscal 2012 totaled $27.7 million, compared with $5.7 million for the first nine-months of fiscal 2011.

•	Total operating expenses were $74.1 million in the first nine-months of fiscal 2012, compared to $48.1 million in the comparable period for fiscal 2011.

•	Cash used in operations was $45.6 million in the first nine-months of fiscal 2012.

•	Net loss for the first nine-months of fiscal 2012 was $48.0 million, or $0.36 per share, compared with a net loss of $42.6 million, or $0.36 per share for the comparable period in fiscal 2011.

NUEDEXTA Revenue

For the quarter ended June 30, 2012, the company reported NUEDEXTA gross and net revenue of $12.2 million and $10.1 million.

Cash, Cash Equivalents & Marketable Securities

As of June 30, 2012 Avanir had cash, cash equivalents and investments in securities totaling $84.1 million, including cash and cash equivalents of $81.7 million and restricted investments in securities of $2.4 million.

Business Highlights

Recent highlights for the company include:

•	Achieved record total NUEDEXTA prescriptions of 26,428 for the quarter ended June 30, 2012

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The United States Patent and Trademark Office (USPTO) issued the patent number 8,227,484, entitled “Pharmaceutical Compositions Comprising Dextromethorphan and Quinidine for the Treatment of Neurological Disorders.” The new patent was subsequently listed in the FDA Orange Book and will expire on July 17, 2023.

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On June 11, 2012, the company announced that the U.S. Food and Drug Administration (FDA) accepted the company’s Investigational New Drug (IND) application for the study of AVP-923, an investigational drug for the treatment of agitation in patients with Alzheimer’s disease (AD).

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On June 1, 2012, the company announced preliminary results from the PRISM patient registry indicating significant prevalence estimates of PBA across multiple neurologic populations including dementia, stroke, ALS, MS and TBI.

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2012 third quarter financial results today, August 8, 2012, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1 (888) 396-2298 for domestic callers or +1 (617) 847- 8708 for international callers, and entering passcode 62935757. Those interested in listening to the conference call live via the Internet may do so by visiting http://ir.avanir.com.

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional labilty that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA (dextromethorphan hydrobromide and quinidine sulfate) 20/10 mg capsules can interact with other medications causing significant changes in blood levels of those medications and/or NUEDEXTA which may lead to serious side effects. Adjust dose or use alternate treatment of the other medication when clinically indicated.

NUEDEXTA is contraindicated in patients concomitantly taking: QT-prolonging drugs metabolized by CYP2D6 (e.g., thioridazine and pimozide); monoamine oxidase inhibitors (MAOIs) within the preceding or following 14 days; other drugs containing quinidine, quinine, or mefloquine and in patients with a known hypersensitivity to these drugs or any of NUEDEXTA’s components. Discontinue use of NUEDEXTA if hepatitis, thrombocytopenia, serotonin syndrome or a hypersensitivity reaction occurs.

NUEDEXTA is contraindicated in patients with certain risk factors for arrhythmia: Prolonged QT interval; congenital long QT syndrome, history suggestive of torsades de pointes; heart failure; complete atrioventricular (AV) block or risk of AV block without an implanted pacemaker.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose. Risk factors include left ventricular hypertrophy or dystrophy or concomitant use of drugs that prolong QT interval or certain CYP3A4 inhibitors.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness. Precautions to reduce the risk of falls should be taken, particularly for patients with motor impairment affecting gait or a history of falls.

These are not all the risks from use of NUEDEXTA. Please refer to the accompanying full Prescribing Information or visit www.NUEDEXTA.com.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

Avanir® and NUEDEXTA® are registered trademarks owned by Avanir Pharmaceuticals, Inc. All other trademarks are the property of their respective owners.

©2012 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining additional indications for commercially marketed products domestically and internationally, obtaining and maintaining regulatory approvals domestically and internationally, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2012	September 30, 2011
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$81,726,922	$79,542,564
Trade receivables, net	4,968,315	2,011,165
Inventories, net	371,475	252,244
Prepaid expenses and other current assets	1,443,249	1,965,748
Current portion of restricted investments in marketable securities	1,054,463	618,314

Total current assets	89,564,424	84,390,035
Restricted investments in marketable securities, net of current portion	1,302,136	1,634,625
Property and equipment, net	1,939,244	1,695,329
Non-current inventories, net	937,577	792,933
Other assets	1,117,973	1,136,072

TOTAL ASSETS	$94,861,354	$89,648,994

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$14,258,098	$10,449,427
Deferred product revenues, net	—	1,652,788
Current portion of deferred royalty revenues	2,021,189	2,087,226

Total current liabilities	16,279,287	14,189,441
Accrued expenses and other liabilities, net of current portion	74,850	68,487
Note Payable	28,722,254
Deferred royalty revenues, net of current portion	2,693,387	4,051,402

Total liabilities	47,769,778	18,309,330

Total stockholders' equity	47,091,576	71,339,664

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$94,861,354	$89,648,994

	Three Months Ended June 30,
	2012	2011
REVENUES AND COSTS FROM PRODUCT SALES
Gross product sales	$12,205,811	$2,187,124
Less: discounts and allowances	2,155,238	254,889

Net product sales	10,050,573	1,932,235
Cost of product sales	563,527	119,208

Product gross margin	9,487,046	1,813,027

OTHER REVENUES
Revenues from royalties	487,423	547,900

Total other revenues	487,423	547,900

Total gross margin	9,974,469	2,360,927

OPERATING EXPENSES
Research and development	6,831,206	3,258,950
Selling, general and administrative	17,855,269	15,150,053

Total operating expenses	24,686,475	18,409,003

Loss from operations	(14,712,006)	(16,048,076)

OTHER INCOME (EXPENSE)
Interest income	7,890	10,848
Interest expense	(326,098)
Other, net	—	(28,332)

Loss before provision for income taxes	(15,030,214)	(16,065,560)

Provision for income taxes	—	—

Net loss and comprehensive loss	$(15,030,214)	$(16,065,560)

Basic and diluted net loss per share	$(0.11)	$(0.13)

Basic and diluted weighted average number of common shares outstanding	135,825,005	123,354,986